Exhibit 99.2

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended September 30, 2007 that will subsequently be released on Form 10-Q to be filed on or before November 9, 2007.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-13
Balance Sheets	14-15
Statements of Operations	16
Funds From Operations	17
Statement of Stockholders’ Equity	18
Taxable Income	19
Joint Venture Statements	20-23

Selected Financial Data	24-27

Summary of Debt and Ground Lease Arrangements	28-30

Mortgage Investments and Preferred Equity	31-32

Property Data
Composition of Property Portfolio	33-34
Top Tenants	35
Tenant Diversification	36
Leasing Activity Summary	37-40
Lease Expiration Schedule	41-42

Summary of Acquisition/Disposition Activity	43-45
Supplemental Definitions	46
Corporate Information	47

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments. Structured finance investments include SL Green’s interest in Gramercy Capital Corp., or Gramercy, (NYSE: GKK) since 2004. SL Green owns approximately 25% of Gramercy. This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS THIRD QUARTER 2007 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $77.8 million, or $1.25 per share (diluted) for the third quarter ended September 30, 2007, a 10.6% increase over the same quarter in 2006 when FFO totaled $55.5 million, or $1.13 per share (diluted).

Net income available for common stockholders totaled $98.6 million, or $1.64 per share (diluted) for the third quarter ended September 30, 2007. Net income available to common stockholders totaled $118.7 million or $2.53 per share (diluted) in the same quarter in 2006.  Third quarter 2007 results include gains on sale of $1.34 per share (diluted) compared to gains on sale of $2.02 per share (diluted) for the same period in 2006.

Funds available for distribution, or FAD, for the third quarter 2007 increased to $0.84 per share (diluted) versus $0.81 per share (diluted) in the prior year, a 3.7% increase.

The Company’s dividend payout ratio was 56.1% of FFO and 83.7% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues increased 100.0% in the third quarter to $259.2 million compared to $129.6 million in the prior year.  The $129.6 million growth in revenue resulted primarily from the following items:

•                  $113.8 million increase from 2007 and 2006 acquisitions, including the Reckson properties,

•                  $4.2 million increase from same-store properties,

•                  $5.9 million increase in preferred equity and investment income, and

•                  $5.7 million increase in other revenue, which was primarily due to incentive and asset management fees earned in 2007 ($1.6 million), as well as from fees earned from Gramercy ($2.9 million), and the Service Corporation ($1.1 million).

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, increased by $77.7 million (109.3%) to $148.8 million.  The following items drove EBITDA improvements:

•                  $68.5 million increase from 2007 and 2006 acquisitions, including the Reckson properties,

•                  $4.0 million increase from same-store properties.

•                  $5.9 million increase in preferred equity and investment income.  The weighted-average structured finance investment balance for the quarter increased to $714.9 million from $351.3 million in the prior year third quarter.  The weighted-average yield for the quarter was 10.54% compared to 10.32% in the prior year.

•                  $1.6 million increase from increased contributions to equity in net income from unconsolidated joint ventures primarily from Gramercy ($1.8 million), 800 Third Avenue ($0.7

FINANCIAL HIGHLIGHTS THIRD QUARTER 2007 UNAUDITED

million), 2 Herald Square ($1.3 million), 885 Third Avenue ($1.6 million) and the Mack-Green joint venture ($0.8 million). This was partially offset by reductions in contributions primarily from 521 Fifth Avenue, which is under redevelopment ($0.6 million), 485 Lexington Avenue which is wholly-owned since December 2006 ($0.8 million), 100 Park ($1.7 million), 1745 Broadway ($0.9 million), and 1221 Avenue of the Americas ($1.0 million).

•                  $8.4 million decrease from higher MG&A expense.

•                  $6.1 million increase in non-real estate revenues net of expenses, primarily due to increased incentive and asset management  fees earned in 2007 ($1.6 million) in addition to fee income from Gramercy ($2.9 million).

FFO before minority interests improved $22.3 million primarily as a result of:

•                  $77.7 million increase in EBITDA,

•                  $8.6 million decrease in FFO from unconsolidated joint ventures, discontinued operations and non-real estate depreciation, and

•                  $46.8 million decrease from higher interest expense.

SAME-STORE RESULTS

Consolidated Properties

Same-store third quarter 2007 GAAP NOI increased $3.7 million (9.0%) to $45.2 million compared to the prior year.  Operating margins before ground rent increased from 53.18% to 56.60%.

The $3.7 million increase in GAAP NOI was primarily due to:

•                  $5.1 million (7.3%) increase in rental revenue primarily due to increasing rental rates,

•                  $1.0 million (6.6%) decrease in escalation and reimbursement revenue,

•                  $0.2 million (21.8%) decrease in investment and other income,

•                  $0.3 million (1.1%) decrease in operating expenses, primarily driven by increases in payroll and utility costs, but was offset by reductions in insurance costs,

•                  $1.4 million (28.8%) increase in ground rent expense, and

•                  $0.9 million (5.8%) decrease in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties third quarter 2007 GAAP NOI decreased $0.9 million (3.8%) to $23.0 million compared to the prior year.  Operating margins before ground rent decreased from 55.18% to 53.69%.

The $0.9 million decrease in GAAP NOI was primarily due to:

•                  $0.7 million (2.2%) increase in rental revenue primarily due to improved leasing,

•                  $0.4 million (5.2%) increase in escalation and reimbursement revenue,

•                  $1.6 million (99.3%) decrease in investment and other income, primarily due to reduced lease buy-out income,

FINANCIAL HIGHLIGHTS THIRD QUARTER 2007 UNAUDITED

•                  $0.6 million (5.5%) increase in operating expenses primarily driven by increases in payroll, utilities and repairs and maintenance which were partially offset by a reduction in insurance, and

•                  $0.1 million (1.7%) decrease in real estate taxes.

STRUCTURED FINANCE ACTIVITY

As of September 30, 2007, our structured finance and preferred equity investments totaled $683.1 million.  The weighted average balance outstanding for the third quarter of 2007 was $714.9 million.  During the third quarter of 2007 the weighted average yield was 10.54%.

During the third quarter 2007, the Company originated $69.9 million of structured finance investments, which yield approximately 11.4%.  There were also $53.5 million of redemptions during the third quarter of 2007.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at June 30, 2007 was 536,324 useable square feet net of holdover tenants.  During the quarter, 312,182 additional useable office, retail and storage square feet became available at an average escalated cash rent of $42.61 per rentable square foot.  The Company sold 531 of available usable square feet in connection with the sale of 292 Madison Avenue.  Space available to lease during the quarter totaled 847,975 useable square feet, or 3.8% of the total Manhattan portfolio.

During the third quarter, 53 Manhattan office leases, including early renewals, were signed totaling 340,246 rentable square feet.  New cash rents averaged $61.63 per rentable square foot.  Replacement rents were 59.5% higher than rents on previously occupied space, which had fully escalated cash rents averaging $38.64 per rentable square foot.  The average lease term was 7.2 years and average tenant concessions were 1.5 months of free rent with a tenant improvement allowance of $17.14 per rentable square foot.

Suburban vacancy at June 30, 2007 was 430,781 usable square feet net of holdover tenants.  During the quarter, 69,561 additional useable office square feet became available at an average escalated cash rent of $26.18 per rentable square foot.  The Company acquired 170,083 of available usable square feet connection with the acquisitions of 16 Court Street, Brooklyn and the Meadows, NJ.  Space available to lease during the quarter totaled 670,425 useable square feet, or 8.5% of the total Suburban portfolio.

During the third quarter, 23 Suburban office leases, including early renewals, were signed totaling 91,525 rentable square feet.  New cash rents averaged $33.64 per rentable square foot.  Replacement rents were 15.0% higher than rents on previously occupied space, which had fully escalated cash rents averaging $29.26 per rentable square foot.  The average lease term was 4.8 years and average tenant concessions were 0.1 months of free rent with a tenant improvement allowance of $11.06 per rentable square foot.

FINANCIAL HIGHLIGHTS THIRD QUARTER 2007 UNAUDITED

The Company also signed a total of 9 retail and storage leases, including early renewals, for 6,816 rentable square feet.  The average lease term was 1.1 years and the average tenant concessions were 0.6 months of free rent with a tenant improvement allowance of $0.45 per rentable square foot.

REAL ESTATE ACTIVITY

The Company’s share of real estate investment transactions entered into during the third quarter totaled approximately $527.3 million and included:

-                    In July 2007, the Company, along with Gramercy, acquired a 79% fee interest and a 21% leasehold interest in the Lipstick building, a 607,000 square foot class A office building located at 885 Third Avenue in New York City for approximately $317.0 million. Simultaneously, Gramercy and SL Green entered into a 70-year leasehold/sub-leasehold arrangement for the improvements. The Company owns 55% of the investment and Gramercy owns the remaining 45% interest.

-                    In July 2007, the Company, in a joint venture with The City Investment Fund, or CIF, closed on the acquisition of 16 Court Street, Brooklyn for approximately $107.5 million. SL Green owns a 35% interest in the venture. CIF owns the remaining 65% interest. The property is a 38-story, 317,625-square-foot office building.

-                    In August 2007, the Company, in a joint venture with Jeff Sutton, acquired the office/retail property located at 180 Broadway for approximately $13.7 million.  The building is 12 stories encompassing 24,307 square feet.  The Company has a 50% interest in the joint venture with Jeff Sutton.

-                    In August 2007, the Company acquired Gramercy’s 45% equity interest in the joint venture that owns One Madison Avenue for approximately $147.2 million (and the assumption of Gramercy’s proportionate share of the debt encumbering the property of approximately $305.3 million). As a result of the acquisition the Company owns 100% of One Madison Avenue.

-                    In July 2007, the Company sold 1372 Broadway to a joint venture for an imputed value of approximately $335.0 million, excluding closing costs. The Company has a 15% interest in the joint venture.  The property is approximately 525,000 square feet. The Company deferred recognition of the gain on sale of approximately $254.4 million as a result of an option it retained to reacquire the asset only upon the occurrence of limited circumstances.

-                    In July 2007, the Company sold its property located at 292 Madison Avenue for approximately $140.0 million, excluding closing costs. The property encompasses approximately 187,000 square feet. The sale generated a gain of approximately $99.8 million.

FINANCIAL HIGHLIGHTS THIRD QUARTER 2007 UNAUDITED

Investment In Gramercy Capital Corp.

In September 2007, the Company purchased 1,206,250 shares of common stock of Gramercy for approximately $31.7 million in connection with Gramercy’s $125.4 million common stock offering.

At September 30, 2007, the book value of the Company’s investment in Gramercy totaled $172.0 million. Fees earned from various arrangements between the Company and Gramercy totaled approximately $28.8 million for the quarter ended September 30, 2007, including an incentive fee of $22.9 million earned as a result of Gramercy’s FFO (as defined in Gramercy’s management agreement) exceeding the 9.5% annual return on equity performance threshold.  Of the $22.9 million incentive fee, $3.9 million of incentive fees were included in FFO and $19.0 million was excluded from FFO.  The Company accounted for its share of the incentive fee as a reduction of its basis in One Madison Avenue.  For the nine months ended September 30, 2007, the Company earned $45.6 million in fees from Gramercy.  The Company’s share of FFO generated from its investment in Gramercy totaled approximately $5.7 million and $16.3 million for the three and nine months ended September 30, 2007, respectively, compared to $4.1 million and $11.0 million for the same periods in the prior year.

The Company’s marketing, general and administrative, or MG&A, expenses include the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which manages and advises Gramercy.  For the quarter ended September 30, 2007, the Company’s MG&A includes approximately $3.7 million of costs associated with Gramercy.

Financing/ Capital Activity

In October 2007, the Company exercised the accordion feature under the unsecured revolving credit facility, increasing total capacity from $1.25 billion to $1.5 billion.

The Company acquired $59.7 million of its common stock at an average share price of $115.94 since July 1, 2007 pursuant to its previously announced $300.0 million stock repurchase program.  The Company has now acquired $100.1 million of its common stock at an average share price of $120.98.

In July 2007, the joint venture that now owns 1372 Broadway closed on a $235.2 million, five-year, floating rate mortgage.  The mortgage carries an interest rate of 125 basis points over the 30-day LIBOR.

In July 2007, the joint venture that acquired 885 Third Avenue financed the acquisition with a $267.7 million, ten-year loan provided by Goldman Sachs Commercial Mortgage Capital.  The loan carries a fixed interest rate of 6.26%.

In October 2007, the 16 Court Street joint venture closed on a $94.7 million loan.  The loan, which carries an interest rate of 160 basis points over LIBOR, matures in October 2010.  The

FINANCIAL HIGHLIGHTS THIRD QUARTER 2007 UNAUDITED

loan has two one-year extension options.  Approximately $81.6 million was funded at closing.

Dividends

On September 13, 2007, the Company declared a dividend of $0.70 per common share for the third quarter 2007.  The dividend was payable October 15, 2007 to stockholders of record on the close of business on September 28, 2007.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.80 per common share.

On September 13, 2007, the Company also approved a distribution on its Series C preferred stock for the period July 15, 2007 through and including October 14, 2007, of $0.4766 per share, payable October 15, 2007 to stockholders of record on the close of business on September 28, 2007. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On September 13, 2007, the Company also approved a distribution on its Series D preferred stock for the period July 15, 2007 through and including October 14, 2007, of $0.4922 per share, payable October 15, 2007 to stockholders of record on the close of business on September 28, 2007. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

Effective with the third quarter 2007 dividend payment, the Company will no longer be offering a discount under its dividend reinvestment and stock purchase plan.

SL Green Realty Corp.
Key Financial Data
September 30, 2007
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006

Earnings Per Share
Net income available to common shareholders - diluted	$1.64	$4.38	$2.53	$0.62	$2.53
Funds from operations available to common shareholders - diluted	$1.25	$1.26	$2.03	$1.18	$1.13
Funds available for distribution to common shareholders - diluted	$0.84	$0.97	$1.93	$0.78	$0.81

Common Share Price & Dividends
At the end of the period	$116.77	$123.89	$137.18	$132.78	$111.70
High during period	$133.35	$143.47	$156.10	$139.50	$115.90
Low during period	$101.61	$122.78	$131.81	$112.37	$107.17
Common dividends per share	$0.70	$0.70	$0.70	$0.70	$0.60
FFO Payout Ratio	56.14%	55.70%	34.47%	59.16%	53.16%
FAD Payout Ratio	83.72%	72.09%	36.21%	90.23%	73.75%

Common Shares & Units
Common shares outstanding	59,213	59,626	59,182	49,840	45,774
Units outstanding	2,350	2,365	2,619	2,694	2,219
Total shares and units outstanding	61,563	61,991	61,801	52,534	47,993

Weighted average common shares and units outstanding - basic	61,784	61,984	59,301	49,689	47,495
Weighted average common shares and units outstanding - diluted	62,411	63,275	60,930	51,160	49,215

Market Capitalization
Market value of common equity	$7,188,712	$7,680,065	$8,477,861	$6,975,465	$5,360,818
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	5,329,629	4,653,374	5,023,057	1,815,379	1,975,325
Consolidated market capitalization	$12,775,841	$12,590,939	$13,758,418	$9,048,344	$7,593,643
SLG portion JV debt	1,281,344	1,483,534	1,264,200	1,209,281	1,181,397
Combined market capitalization	$14,057,185	$14,074,473	$15,022,618	$10,257,625	$8,775,040
Consolidated debt to market capitalization	41.72%	36.96%	36.51%	20.06%	26.01%
Combined debt to market capitalization	47.03%	43.60%	41.85%	29.49%	35.97%

Consolidated debt service coverage	2.23	2.35	3.00	3.12	3.38
Consolidated fixed charge coverage	1.88	2.00	2.53	2.36	2.47
Combined fixed charge coverage	1.67	1.76	2.18	1.89	1.93

Portfolio Statistics (Manhattan)
Consolidated office buildings	24	24	24	20	20
Unconsolidated office buildings	7	8	7	8	7
	31	32	31	28	27
Consolidated office buildings square footage	14,889,200	13,899,300	14,145,000	10,086,000	9,625,000
Unconsolidated office buildings square footage	7,464,000	8,640,900	7,966,900	8,879,900	8,814,900
	22,353,200	22,540,200	22,111,900	18,965,900	18,439,900

Quarter end occupancy - portfolio	97.0%	97.6%	97.3%	97.0%	96.1%
Quarter end occupancy - same store - wholly owned	97.5%	97.9%	98.7%	97.5%	97.0%
Quarter end occupancy - same store - combined (wholly owned + joint venture)	96.7%	97.3%	97.6%	97.4%	97.2%

SL Green Realty Corp. Key Financial Data September 30, 2007 (Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006

Selected Balance Sheet Data
Real estate assets before depreciation	$8,497,258	$7,619,487	$7,375,047	$3,055,159	$2,824,688
Investments in unconsolidated joint ventures	$886,672	$839,087	$743,978	$686,069	$549,040
Structured finance investments	$683,084	$661,720	$688,303	$445,026	$347,558

Total Assets	$10,516,189	$9,452,345	$9,625,785	$4,632,227	$4,226,806

Fixed rate & hedged debt	$4,496,670	$3,823,513	$4,015,996	$1,511,714	$1,418,106
Variable rate debt	832,959	829,861	933,309	303,665	462,219
Total consolidated debt	$5,329,629	$4,653,374	$4,949,305	$1,815,379	$1,880,325

Total Liabilities	$6,051,418	$5,006,527	$5,394,598	$2,109,451	$2,239,912

Fixed rate & hedged debt-including SLG portion of JV debt	$5,170,857	$4,723,635	$4,657,260	$2,099,716	$1,957,206
Variable rate debt - including SLG portion of JV debt	1,440,116	1,413,273	1,556,245	924,944	1,104,516
Total combined debt	$6,610,973	$6,136,908	$6,213,505	$3,024,660	$3,061,722

Selected Operating Data
Property operating revenues	$222,310	$207,059	$179,956	$109,450	$104,169
Property operating expenses	99,499	96,999	85,804	52,070	54,365
Property operating NOI	$122,811	$110,060	$94,152	$57,380	$49,804
NOI from discontinued operations	280	4,057	4,465	4,481	5,939
Total property operating NOI	$123,091	$114,117	$98,617	$61,861	$55,743

SLG share of Property NOI from JVs	$43,944	$44,194	$37,364	$37,419	$36,587
SLG share of FFO from Gramercy Capital	$5,734	$5,623	$4,894	$5,083	$4,125
Structured finance income	$21,856	$27,443	$21,709	$15,202	$15,978
Other income	$15,040	$23,204	$89,885	$26,164	$9,441

Marketing general & administrative expenses	$22,224	$24,131	$34,247	$25,669	$13,830

Consolidated interest	$69,366	$63,803	$58,917	$29,834	$24,764
Combined interest	$93,826	$87,234	$79,239	$50,154	$43,990
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	53	66	45	38	56
Total office square footage leased	340,246	677,807	330,972	452,497	586,223

Average rent psf	$61.63	$52.96	$57.84	$61.99	$62.67
Escalated rents psf	$38.64	$37.70	$42.21	$48.18	$49.81
Percentage of rent over escalated	59.5%	40.5%	37.0%	28.7%	25.8%
Tenant concession packages psf	$17.14	$13.62	$24.93	$32.49	$14.90
Free rent months	1.5	1.5	2.7	3.3	1.9

SL Green Realty Corp. Key Financial Data September 30, 2007 (Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	9/30/2007	6/30/2007	3/31/2007(1)	12/31/2006	9/30/2006

Selected Operating Data (Suburban)
Property operating revenues	$32,598	$30,973	$22,641	$—	$—
Property operating expenses	13,750	12,894	9,228	—	—
Property operating NOI	$18,848	$18,079	$13,413	$—	$—
SLG share of Property NOI from JV	$3,625	$2,826	$1,768	—	—
Consolidated interest	$5,079	$4,416	$3,580	—	—
Combined interest	$7,182	$5,967	$4,482	—	—
Portfolio Statistics (Suburban)
Consolidated office buildings	30	30	28	—	—
Unconsolidated office buildings	6	3	1	—	—
	36	33	29
Consolidated office buildings square footage	4,925,800	4,925,800	4,660,900	—	—
Unconsolidated office buildings square footage	2,941,700	2,042,000	1,402,000	—	—
	7,867,500	6,967,800	6,062,900
Quarter end occupancy-portfolio	92.2%	93.8%	92.7%	—	—
Office Leasing Statistics (Suburban)
Total office leases signed	23	19	22	—	—
Total office square footage leased	91,525	60,581	139,503	—	—
Average rent psf	$33.64	$29.88	$30.44	—	—
Escalated rents psf	$29.26	$29.75	$27.36	—	—
Percentage of rent over escalated	15.0%	0.4%	11.2%	—	—
Tenant concession packages psf	$11.06	$22.83	$17.82	—	—
Free rent months	0.1	0.1	1.1	—	—

(1)                                  Includes operations since January 25th, 2007.

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,447,297	$1,285,915	$1,235,607	$439,986	$349,073
Buildings & improvements fee interest	5,799,995	5,082,758	4,930,419	2,111,970	1,671,234
Buildings & improvements leasehold	1,237,758	1,201,786	1,093,514	490,995	705,900
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$8,497,258	$7,582,667	$7,271,748	$3,055,159	$2,738,415
Less accumulated depreciation	(406,958)	(324,756)	(297,365)	(279,436)	(253,136)
	$8,090,300	$7,257,911	$6,974,383	$2,775,723	$2,485,279
Other Real Estate Investments:
Investment in unconsolidated joint ventures	886,672	839,087	743,978	686,069	549,040
Structured finance investments	683,084	661,720	688,303	445,026	347,558

Assets held for sale	—	21,040	96,101	—	121,962
Cash and cash equivalents	98,099	80,300	499,728	117,178	176,444
Restricted cash	119,553	131,247	128,223	252,272	227,482
Tenant and other receivables, net of $ 12,915 reserve at 9/30/07	48,815	41,657	53,040	34,483	32,037
Related party receivables	32,950	10,943	14,938	7,195	9,563
Deferred rents receivable, net of reserve for tenant credit loss of $12,646 at 9/30/07	134,580	111,740	103,267	96,624	85,242
Deferred costs, net	127,353	113,885	116,760	97,850	74,223
Other assets	294,783	182,815	207,064	119,807	117,976

Total Assets	$10,516,189	$9,452,345	$9,625,785	$4,632,227	$4,226,806

COMPARATIVE BALANCE SHEETS

Unaudited ($000’s omitted)

	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Liabilities and Stockholders’ Equity
Mortgage notes payable	$2,846,529	$2,173,460	$2,156,575	$1,190,379	$1,255,325
Term loans and unsecured notes	1,793,100	1,792,914	2,692,730	525,000	525,000
Revolving credit facilities	590,000	587,000	—	—	—
Accrued interest and other liabilities	50,257	42,286	36,784	10,008	9,353
Accounts payable and accrued expenses	169,288	148,158	169,736	138,181	96,741
Deferred revenue	385,840	42,382	44,082	43,721	63,358
Capitalized lease obligations	16,504	16,466	16,430	16,394	16,359
Deferred land lease payable	16,873	16,829	17,095	16,938	16,782
Dividend and distributions payable	47,238	47,557	47,427	40,917	33,247
Security deposits	35,789	39,475	39,103	27,913	28,368
Liabilities related to assets held for sale	—	—	74,636	—	95,379
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total Liabilities	$6,051,418	$5,006,527	$5,394,598	$2,109,451	$2,239,912

Minority interest in other partnerships	595,782	592,449	580,424	56,162	56,929
Minority interest in operating partnership (2,350 units outstanding) at 9/30/07	78,878	77,429	75,996	71,731	71,910

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 160,000 shares authorized, 59,213 issued and outstanding at 9/30/07	598	598	592	498	458
Additional paid-in capital	2,918,847	2,905,765	2,886,092	1,809,893	1,268,491
Treasury stock	(94,071)	(40,368)	—	—	—
Accumulated other comprehensive income	6,961	9,287	11,568	13,971	13,060
Retained earnings	709,474	652,356	428,213	322,219	327,744
Total Stockholders’ Equity	$3,790,111	$3,775,940	$3,574,767	$2,394,883	$1,858,055

Total Liabilities and Stockholders’ Equity	$10,516,189	$9,452,345	$9,625,785	$4,632,227	$4,226,806

COMPARATIVE STATEMENTS OF OPERATIONS
Unaudited
($000’s omitted)

	Three Months Ended		Three Months Ended	Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2007	2006	2007	2007	2006
Revenues
Rental revenue, net	$190,525	$85,944	$176,761	$519,206	$242,031
Escalation and reimbursement revenues	31,785	18,225	30,298	90,119	46,022
Investment income	21,856	15,978	27,443	71,008	46,762
Other income	15,040	9,441	23,204	128,129	30,631
Total Revenues, net	259,206	129,588	257,706	808,462	365,446

Equity in net income from unconsolidated joint ventures	11,302	9,679	12,059	32,715	30,243

Operating expenses	58,245	31,597	54,581	160,815	84,264
Ground rent	8,674	4,846	7,766	23,705	14,687
Real estate taxes	32,580	17,922	34,652	97,782	52,643
Marketing, general and administrative	22,224	13,829	24,131	80,602	40,072
Total Operating Expenses	121,723	68,194	121,130	362,904	191,666

EBITDA	148,785	71,073	148,635	478,273	204,023

Interest	69,366	23,386	62,595	189,552	62,405
Amortization of deferred financing costs	1,994	1,140	9,242	14,537	3,096
Depreciation and amortization	49,957	18,020	44,623	131,938	49,813

Income Before Minority Interest and Items	27,468	28,527	32,175	142,246	88,709

Income from discontinued operations	268	3,138	2,505	4,572	10,074
Gain on sale of discontinued operations	80,214	94,631	241,906	367,007	94,410
Equity in net gain on sale of joint venture property	—	—	—	31,509	—
Minority interests	(4,413)	(2,638)	(5,736)	(18,551)	(6,806)
Net Income	103,537	123,658	270,850	526,783	186,387

Dividends on perpetual preferred shares	4,969	4,969	4,969	14,907	14,906

Net Income Available For Common Shareholders	$98,568	$118,689	$265,881	$511,876	$171,481

Earnings per Share
Net income per share (basic)	$1.66	$2.62	$4.47	$8.73	$3.92
Net income per share (diluted)	$1.64	$2.53	$4.38	$8.62	$3.78

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted—except per share data)

		Three Months Ended		Three Months Ended	Nine Months Ended
		September 30,	September 30,	June 30,	September 30,	September 30,
		2007	2006	2007	2007	2006
Funds from operations
Net Income before Minority Interests and Items		$27,468	$28,527	$32,175	$142,246	$88,709

Add:	Depreciation and amortization	49,957	18,020	44,623	131,938	49,813
	FFO from discontinued operations	280	4,559	2,849	6,267	14,987
	FFO adjustment for joint ventures	5,299	9,648	5,078	16,198	25,241
Less:	Dividends on preferred shares	4,969	4,969	4,969	14,907	14,906
	Non real estate depreciation and amortization	215	238	243	693	744
	Funds From Operations	$77,820	$55,547	$79,513	$281,049	$163,100

	Funds From Operations - Basic per Share	$1.26	$1.17	$1.28	$4.60	$3.54

	Funds From Operations - Diluted per Share	$1.25	$1.13	$1.26	$4.54	$3.42

Funds Available for Distribution
FFO		$77,820	$55,547	$79,513	$281,049	$163,100

Add:	Non real estate depreciation and amortization	215	238	243	693	744
	Amortization of deferred financing costs	1,994	1,140	9,242	14,537	3,096
	Non-cash deferred compensation	4,020	2,113	2,286	18,128	6,978
	Less: FAD adjustment for Joint Ventures	7,777	6,139	5,968	17,517	12,197
	FAD adjustment for discontinued operations	—	294	255	1,270	868
	Straight-line rental income and other non cash adjustments	16,781	4,236	15,351	44,886	14,463
	Second cycle tenant improvements	3,818	4,989	3,398	8,843	14,970
	Second cycle leasing commissions	2,237	976	2,939	6,589	5,733
	Revenue enhancing recurring CAPEX	272	138	374	650	427
	Non- revenue enhancing recurring CAPEX	979	2,228	1,555	3,223	4,104

Funds Available for Distribution		$52,185	$40,038	$61,444	$231,429	$121,157
	Diluted per Share	$0.84	$0.81	$0.97	$3.74	$2.54
First Cycle Leasing Costs
	Tenant improvements	5,774	1,091	2,108	8,405	3,306
	Leasing commissions	2,861	296	2,188	6,225	3,834

Funds Available for Distribution after First Cycle Leasing Costs		$43,550	$38,651	$57,148	$216,799	$114,017

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.70	$0.79	$0.90	$3.50	$2.39

Redevelopment Costs		$8,035	$3,366	$4,792	$19,671	$9,415

Payout Ratio of Funds From Operations		56.14%	53.16%	55.70%	46.26%	52.66%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		83.72%	73.75%	72.09%	56.18%	70.89%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY Unaudited ($000’s omitted)

							Accumulated
	Series C	Series D					Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Income	TOTAL

Balance at December 31, 2006	$151,981	$96,321	$498	$1,809,893	$—	$322,219	$13,971	$2,394,883

Net Income						526,783		526,783
Preferred Dividend						(14,907)		(14,907)
Exercise of employee stock options			3	10,945				10,948
Stock-based compensation fair value				10,565				10,565
Cash distributions declared ($2.10 per common share)						(124,621)		(124,621)
Comprehensive Income - Unrealized gain of derivative instruments							(7,010)	(7,010)
Redemption of units and dividend reinvestment proceeds			4	21,125				21,129
Issuance of common stock for Reckson acquisition			90	1,048,588				1,048,678
Treasury stock					(94,071)			(94,071)
Deferred compensation plan			3	600				603
Amortization of deferred compensation				17,131				17,131
Balance at September 30, 2007	$151,981	$96,321	$598	$2,918,847	$(94,071)	$709,474	$6,961	$3,790,111

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2006	49,839,636	2,693,900	—	52,533,536	—	52,533,536

YTD share activity	9,373,833	(343,412)		9,030,421		9,030,421
Share Count at September 30, 2007 - Basic	59,213,469	2,350,488	—	61,563,957	—	61,563,957

Weighting Factor	(564,062)	136,107	779,062	351,107		351,107
Weighted Average Share Count at September 30, 2007 - Diluted	58,649,407	2,486,595	779,062	61,915,064	—	61,915,064

TAXABLE INCOME Unaudited ($000’s omitted)

	Nine Months Ended
	September 30,	September 30,
	2007	2006

Net Income Available For Common Shareholders	$511,876	$171,481
Book/Tax Depreciation Adjustment	49,450	(22,671)
Book/Tax Gain Recognition Adjustment	(414,077)	(39,507)
Book/Tax JV Net equity adjustment	44,946	14,341
Other Operating Adjustments	(57,351)	(36,456)
C-corp Earnings	(5,065)	(2,931)
Taxable Income (Projected)	$129,779	$84,257

Dividend per share	$2.10	$1.80
Estimated payout of taxable income	96%	98%

Shares outstanding - basic	59,213	45,774

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway, 1412 Broadway, 17 Battery Place North,1466 Broadway, 286, 290 & 292 Madison Avenue and 1140 Avenue of the Americas through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue, 70 West 36th Street, 110 East 42nd Street, 125 Broad Street, 292 Madison and 1372 Broadway.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	September 30, 2007		September 30, 2006
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$1,148,792	$552,151	$647,117	$292,830
Buildings & improvements fee interest	3,256,086	1,331,550	2,907,955	1,308,663
Buildings & improvements leasehold	262,605	130,073	21,838	9,827
	4,667,483	2,013,774	3,576,910	1,611,320
Less accumulated depreciation	(229,520)	(111,071)	(207,307)	(97,634)

Net Real Estate	4,437,963	1,902,703	3,369,603	1,513,686

Cash and cash equivalents	88,185	38,502	97,041	45,008
Restricted cash	38,111	17,595	31,150	14,643
Tenant receivables, net of $1,952 reserve at 9/30/07	15,706	7,386	12,506	5,855
Deferred rents receivable, net of reserve for tenant credit loss of $2,626 at 9/30/07	78,432	38,949	75,107	35,817
Deferred costs, net	72,826	33,575	77,783	33,083
Other assets	28,749	12,633	37,057	17,313

Total Assets	$4,759,972	$2,051,343	$3,700,247	$1,665,405

Mortgage loans payable	$2,854,993	$1,281,344	$2,587,061	$1,181,397
Derivative Instruments-fair value	25	14	—	—
Accrued interest payable	1,113	2,515	11,811	5,278
Accounts payable and accrued expenses	163,868	66,601	63,878	29,265
Security deposits	11,027	5,523	7,543	3,557
Contributed Capital (1)	1,728,946	695,346	1,029,954	445,908

Total Liabilities and Equity	$4,759,972	$2,051,343	$3,700,247	$1,665,405

As of September 30, 2007 the Company has seventeen unconsolidated joint venture interests including a 66.18% economic interest in 1250 Broadway increased from 55% in August 2006, a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway increased from 55% in December 2005, a 45% interest in 1221 Avenue of the Americas, a 45% interest in 379 West Broadway, a 48% interest in the Mack - Green Joint Venture, a 50% interest in 21 West 34th Street, a 46% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in Jericho Plazas, a 55% interest in 2 Herald Square, a 32.25% interest in 1745 Broadway, a 55% interest in 885 Third Avenue, a 35% interest in 16 Court Square and a 25% interest in The Meadows. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following nine joint ventures including a 50% interest in 1551/1555 Broadway, a 50% interest in 141 Fifth Avenue, a 50% interest in 25-29 West 34th Street, a 50% interest in 180 Broadway and a 51% interest in 919 Third Avenue, 100 White Plains Road, 120 White Plains Road, 680 Washington Avenue and 750 Washington Avenue.

(1) Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

			Three Months
	Three Months Ended		Ended	Three Months Ended
	September 30, 2007		June 30, 2007	September 30, 2006
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$119,885	$58,568	$57,719	$93,471	$46,957
Escalation and reimbursement revenues	20,783	10,879	10,076	18,231	9,311
Investment and other income	1,239	661	841	7,621	2,821
Total Revenues, net	$141,907	$70,108	$68,636	$119,323	$59,089

Expenses
Operating expenses	$31,155	$15,856	$13,856	$26,919	$13,585
Ground rent	1,186	665	628	225	101
Real estate taxes	19,375	9,643	9,958	17,706	8,816
Total Operating Expenses	$51,716	$26,164	$24,442	$44,850	$22,502

GAAP NOI	$90,191	$43,944	$44,194	$74,473	$36,587
Cash NOI	$78,008	$37,923	$40,498	$64,463	$31,592

Interest	48,917	24,460	23,431	36,061	19,226
Amortization of deferred financing costs	2,209	990	962	1,200	694
Depreciation and amortization	27,348	12,588	12,725	21,402	10,625

Net Income	$11,717	$5,906	$7,076	$15,810	$6,042

Plus: Real estate depreciation	27,298	12,578	12,717	21,400	10,624
Funds From Operations	$39,015	$18,484	$19,793	$37,210	$16,666

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$2,259	$1,000	$970	$1,202	$695
Less: Straight-line rental income and other non-cash adjustments	(12,180)	(6,031)	(3,696)	(10,010)	(4,995)
Less: Second cycle tenant improvement	(2,098)	(1,083)	(1,842)	(74)	(45)
Less: Second cycle leasing commissions	(3,047)	(1,516)	(928)	(3,561)	(1,553)
Less: Recurring CAPEX	(219)	(147)	(472)	(426)	(241)
FAD Adjustment	$(15,285)	$(7,777)	$(5,968)	$(12,869)	$(6,139)

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	Nine Months Ended September 30, 2007		Nine Months Ended September 30, 2006
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$338,409	$167,679	$272,431	$134,006
Escalation and reimbursement revenues	58,512	30,855	55,103	27,388
Investment and other income	5,078	2,654	11,193	4,634
Total Revenues, net	$401,999	$201,188	$338,727	$166,028

Expenses
Operating expenses	$87,072	$44,589	$75,676	$37,397
Ground rent	2,761	1,508	675	303
Real estate taxes	58,406	29,589	52,727	25,777
Total Operating Expenses	$148,239	$75,686	$129,078	$63,477

GAAP NOI	$253,760	$125,502	$209,649	$102,551
Cash NOI	$227,093	$113,318	$184,894	$91,519

Interest	133,325	68,213	99,877	51,991
Amortization of deferred financing costs	5,600	2,683	4,012	2,225
Depreciation and amortization	76,339	36,539	56,611	27,568

Net Income	$38,496	$18,067	$49,149	$20,767

Plus: Real estate depreciation	76,249	36,521	56,609	27,567
Funds From Operations	$114,745	$54,588	$105,758	$48,334

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$5,690	$2,701	$4,014	$2,226
Less: Straight-line rental income and other non-cash adjustments	(26,446)	(12,726)	(24,750)	(11,030)
Less: Second cycle tenant improvement	(7,082)	(3,738)	(2,168)	(1,016)
Less: Second cycle leasing commissions	(5,870)	(2,988)	(4,013)	(1,740)
Less: Recurring CAPEX	(1,133)	(766)	(1,145)	(637)
FAD Adjustment	$(34,841)	$(17,517)	$(28,062)	$(12,197)

Gramercy Joint Venture Statements Unaudited ($000’s omitted)

Balance Sheets			Income Statements
				Three Months Ended		Nine Months Ended
	September 30,	June 30,		September 30,	September 30,	September 30,	September 30,
	2007	2007		2007	2006	2007	2006
Assets			Revenues
Cash	$306,760	$19,403	Investment Income	$82,306	$45,299	$215,103	$116,313
Loans and other lending investments, net	2,495,925	2,635,115	Rental Revenue - net	2,523	—	6,110	914
Investment in joint ventures	46,109	74,302	Gain on sales and other income	5,385	5,156	15,439	13,724
Commerical real estate securities	775,852	—	Total revenues	90,214	50,455	236,652	130,951
Operating real estate, net	178,691	102,092
Other assets	438,755	426,205	Expenses
Total Assets	$4,242,092	$3,257,117	Interest	50,601	25,782	126,271	64,280
			Management fees	5,923	4,409	16,176	11,793
			Incentive fees	3,874	1,822	10,476	4,592
Liabilities and Stockholders' Equity			Depreciation and amortization	1,188	278	2,948	962
Repurchase agreements	$296,446	$556,659	Marketing, general and administrative	3,145	2,169	11,068	7,719
Credit facilities	—	90,000	Provision for loan loss	2,500	(70)	6,648	430
Collateralized debt obligations	2,757,858	1,714,250	Total expenses	67,231	34,390	173,587	89,776
Mortgage note payable	153,624	94,525
Other liabilities	123,079	59,765
Junior subordinated deferrable interest debentures	150,000	150,000	Income from continuing operations before equity in net income (loss) of unconsolidated joint ventures, minority interest and taxes	22,983	16,065	63,065	41,175
Total Liabilities	3,481,007	2,665,199	Equity in net income (loss) of unconsolidated joint ventures	1,264	(734)	1,054	(2,090)
			Income from continuing operations before provision for taxes	24,247	15,331	64,119	39,085

Stockholders' Equity			Gain from sale of unconsolidated joint venture interest	92,235	—	92,235	—
Total stockholders' equity	761,085	591,918
			Incentive fee attributable to gain from sale of unconsolidated joint venture interest	(18,994)	—	(18,994)	—
			Provision for taxes	(338)	(795)	(1,301)	(1,178)
Total Liabilities and Stockholders' Equity	$4,242,092	$3,257,117	Net Income	97,150	14,536	136,059	37,907
			Dividends on preferred stock	(2,336)	—	(4,231)	—
			Net income available to common shareholders	94,814	14,536	131,828	37,907
			Net income from continuing operations	24,247	15,331	64,119	39,085
			Plus: Real estate depreciation	1,364	1,948	6,422	6,045
			Less: Provision for taxes	(338)	(795)	(1,301)	(1,178)
			Less: Dividends on preferred stock	(2,336)	—	(4,231)	—
			FFO	$22,937	$16,484	$65,009	$49,352
Total Outstanding Shares	30,902	26,072

Total SLG Shares	7,624	6,418	SLG share of net income	$23,704	$3,638	$32,957	$9,478

SLG Investment in Gramercy at Original Cost	$145,346	$113,682	SLG share of FFO	$5,734	$4,125	$16,252	$10,987

GKK Manager
	Three Months Ended		Three Months Ended	Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2007	2006	2007	2007	2006
Base management income	$3,271	$2,704	$3,109	$9,047	$7,441
Other fee income	5,146	2,583	4,868	13,903	6,360
Marketing, general and administrative expenses	(3,706)	(2,223)	(3,434)	(9,562)	(6,159)
Net Income before minority interest	4,711	3,064	4,543	13,388	7,642
Less: minority interest	(1,609)	(1,047)	(1,577)	(4,599)	(2,612)
SLG share of GKK Manager net income	3,102	2,017	2,966	8,789	5,030
Servicing and administrative reimbursements	1,366	949	1,222	3,688	2,592
Net management income and reimbursements from Gramercy	$4,468	$2,966	$4,188	$12,477	$7,622

SELECTED FINANCIAL DATA
Capitalization Analysis
Unaudited
($000’s omitted)

	9/30/2007		6/30/2007	3/31/2007	12/31/2006	9/30/2006
Market Capitalization
Common Equity:
Common Shares Outstanding	59,213		59,626	59,182	49,840	45,774
OP Units Outstanding	2,350		2,365	2,619	2,694	2,219
Total Common Equity (Shares and Units)	61,563		61,991	61,801	52,534	47,993
Share Price (End of Period)	$116.77		$123.89	$137.18	$132.78	$111.70
Equity Market Value	$7,188,712		$7,680,065	$8,477,861	$6,975,465	$5,360,818
Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	2,846,529		2,173,460	2,156,575	1,190,379	1,255,325
Outstanding Balance on - Term Loans	—		—	700,000	525,000	525,000
Outstanding Balance on - Unsecured Credit Line	590,000		587,000	—	—	—
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Unsecured Notes	774,652		774,644	974,636	—	—
Convertible Bonds	1,018,448		1,018,270	1,018,094	—	—
Liability Held for Sale	—		—	73,752	—	95,000
Total Consolidated Debt	5,329,629		4,653,374	5,023,057	1,815,379	1,975,325
Company’s Portion of Joint Venture Debt	1,281,344		1,483,534	1,264,200	1,209,281	1,181,397
Total Combined Debt	6,610,973		6,136,908	6,287,257	3,024,660	3,156,722

Total Market Cap (Debt & Equity)	$14,057,185		$14,074,473	$15,022,618	$10,257,625	$8,775,040

Availability under Lines of Credit
Senior Unsecured Line of Credit(A)	618,374	(A)	642,719	784,719	484,482	486,482
Term Loans	—		—	—	—	—
Total Availability	$618,374		$642,719	$784,719	$484,482	$486,482
(A)			As reduced by $41,626 letters of credit. The accordion feature provided for under this facility was exercised in October 2007, increasing the size of the facility from $1.25 billion to $1.5 billion.

Combined Capitalized Interest	$2,833		$3,627	$4,552	$2,873	$5,069

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	41.72%		36.96%	36.51%	20.06%	26.01%
Debt to Gross Real Estate Book Ratio	54.75%		61.04%	68.06%	59.30%	69.65%
Secured Real Estate Debt to Secured Assets Gross Book	62.07%		61.37%	60.62%	76.31%	75.11%
Unsecured Debt to Unencumbered Assets-Gross Book Value	64.93%		65.50%	79.19%	28.58%	41.37%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	47.03%		43.60%	41.85%	29.49%	35.97%
Debt to Gross Real Estate Book Ratio	56.45%		62.47%	67.83%	62.77%	72.78%
Secured Real Estate Debt to Secured Assets Gross Book	62.90%		68.84%	68.67%	71.94%	74.26%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Nine Months Ended
		September 30,	September 30,	June 30,	September 30,	September 30,
		2007	2006	2007	2007	2006
	Property NOI

	Property Operating NOI	$122,811	$49,804	$110,060	$327,023	$136,459
	NOI from Discontinued Operations	280	5,939	4,057	8,802	19,098
	Total Property Operating NOI - Consolidated	123,091	55,743	114,117	335,825	155,557
	SLG share of Property NOI from JVs	43,944	36,587	44,194	125,502	102,551
	GAAP NOI	$167,035	$92,330	$158,311	$461,327	$258,108

Less:	Free Rent (Net of Amortization)	4,644	2,566	3,868	12,556	6,529
	Net FAS 141 Adjustment	1,935	1,004	849	3,572	2,845
	Straightline Revenue Adjustment	15,893	7,028	14,097	41,238	20,079

Plus:	Allowance for S/L tenant credit loss	1,490	1,000	1,313	4,165	2,884
	Ground Lease Straight-line Adjustment	87	157	87	331	471
	Cash NOI	$146,140	$82,889	$140,897	$408,457	$232,010

	Components of Debt Service and Fixed Charges

	Interest Expense	71,025	24,960	65,444	196,470	67,092
	Fixed Amortization Principal Payments	3,828	961	3,350	11,264	2,927
	Total Consolidated Debt Service	74,853	25,921	68,794	207,734	70,019

	Payments under Ground Lease Arrangements	8,761	4,764	7,853	24,036	14,466
	Dividend on perpetual preferred shares	4,969	4,969	4,969	14,907	14,906
	Total Consolidated Fixed Charges	88,583	35,654	81,616	246,677	99,391

	Adjusted EBITDA	164,296	89,660	167,696	530,751	256,704
	Interest Coverage Ratio	2.35	3.50	2.47	2.65	3.66
	Debt Service Coverage Ratio	2.23	3.38	2.35	2.51	3.51
	Fixed Charge Coverage Ratio	1.88	2.47	2.00	2.12	2.51

SELECTED FINANCIAL DATA 2007 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Nine Months Ended
		September 30,	September 30,		June 30,	September 30,	September 30,
		2007	2006	%	2007	2007	2006	%
Revenues
	Rental Revenue, net	75,599	70,432	7.3%	74,529	223,548	208,207	7.4%
	Escalation & Reimbursement Revenues	13,862	14,842	-6.6%	13,857	42,189	38,836	8.6%
	Investment Income	501	404	24.0%	437	1,260	940	34.0%
	Other Income	880	1,111	-20.8%	2,877	4,722	3,576	32.0%
	Total Revenues	90,842	86,789	4.7%	91,700	271,719	251,559	8.0%
Expenses
	Operating Expense	24,748	25,030	-1.1%	23,256	72,300	67,224	7.6%
	Ground Rent	6,119	4,750	28.8%	5,206	16,075	14,399	11.6%
	Real Estate Taxes	14,204	15,078	-5.8%	15,723	45,796	45,900	-0.2%
		45,071	44,858	0.5%	44,185	134,171	127,523	5.2%

	EBITDA	45,771	41,931	9.2%	47,515	137,548	124,036	10.9%

	Interest Expense & Amortization of Financing costs	9,348	9,467	-1.3%	9,273	27,939	28,256	-1.1%
	Depreciation & Amortization	14,159	13,253	6.8%	13,948	41,952	39,372	6.6%

	Income Before Minority Interest	22,264	19,211	15.9%	24,294	67,657	56,408	19.9%
Plus:	Real Estate Depreciation & Amortization	14,152	13,243	6.9%	13,940	41,929	39,345	6.6%

	FFO	36,416	32,454	12.2%	38,234	109,586	95,753	14.4%

Less:	Non - Building Revenue	529	426	24.2%	498	1,387	1,245	11.4%

Plus:	Interest Expense & Amortization of Financing costs	9,348	9,467	-1.3%	9,273	27,939	28,256	-1.1%
	Non Real Estate Depreciation	7	10	-30.0%	8	23	27	-14.8%
GAAP NOI		45,242	41,505	9.0%	47,017	136,161	122,791	10.9%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	396	434	-8.8%	(185)	432	4,385	-90.1%
	Straightline Revenue Adjustment	3,154	3,263	-3.3%	3,257	9,617	9,875	-2.6%
	Rental Income - FAS 141	237	237	0.0%	233	700	700	0.0%
Plus:	Allowance for S/L tenant credit loss	428	621	-31.1%	393	1,271	2,062	-38.4%
	Ground Lease Straight-line Adjustment	87	87	0.0%	87	260	260	0.0%
Cash NOI		41,970	38,279	9.6%	44,192	126,943	110,153	15.2%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	49.86%	47.72%		51.33%	50.13%	48.65%
	Cash NOI to Real Estate Revenue, net	46.25%	44.01%		48.25%	46.74%	43.65%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	56.60%	53.18%		57.02%	56.05%	54.36%
	Cash NOI before Ground Rent/Real Estate Revenue, net	52.90%	49.37%		53.84%	52.56%	49.25%

SELECTED FINANCIAL DATA 2007 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Nine Months Ended
		September 30,	September 30,		September 30,	September 30,
		2007	2006	%	2007	2006	%
Revenues
	Rental Revenue, net	33,677	32,939	2.2%	101,750	98,862	2.9%
	Escalation & Reimbursement Revenues	9,057	8,612	5.2%	26,545	25,543	3.9%
	Investment Income	392	509	-22.9%	1,210	1,156	4.6%
	Other Income	15	1,605	-99.1%	558	2,415	-76.9%
	Total Revenues	43,141	43,665	-1.2%	130,062	127,976	1.6%
Expenses
	Operating Expense	12,088	11,455	5.5%	34,669	33,051	4.9%
	Ground Rent	—	—		—	—
	Real Estate Taxes	7,661	7,796	-1.7%	23,798	23,704	0.4%
		19,749	19,251	2.6%	58,467	56,755	3.0%

	EBITDA	23,392	24,414	-4.2%	71,595	71,222	0.5%

	Interest Expense & Amortization of Financing costs	11,266	11,025	2.2%	32,886	31,354	4.9%
	Depreciation & Amortization	6,756	5,983	12.9%	18,896	17,704	6.7%

	Income Before Minority Interest	5,370	7,406	-27.5%	19,813	22,164	-10.6%
Plus:	Real Estate Depreciation & Amortization	6,756	5,982	12.9%	18,896	17,703	6.7%

	FFO	12,126	13,389	-9.4%	38,709	39,866	-2.9%

Less:	Non - Building Revenue	396	513	-22.7%	1,227	1,174	4.5%

Plus:	Interest Expense & Amortization of Financing costs	11,266	11,025	2.2%	32,886	31,354	4.9%
	Non Real Estate Depreciation	—	—		—	2
GAAP NOI		22,995	23,901	-3.8%	70,368	70,048	0.5%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	(32)	449	-107.0%	464	81	469.4%
	Straightline Revenue Adjustment	871	1,003	-13.2%	3,141	3,428	-8.4%
	FAS 141	245	245	0.0%	733	733	0.0%

Plus:	Allowance for S/L tenant credit loss	83	160	-48.4%	278	388	-28.5%
	Ground Lease Straight-line Adjustment	—	—		—	—
Cash NOI		21,994	22,364	-1.7%	66,308	66,194	0.2%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	53.69%	55.18%		54.50%	55.07%
	Cash NOI to Real Estate Revenue, net	51.35%	51.63%		51.36%	52.04%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	53.69%	55.18%		54.50%	55.07%
	Cash NOI before Ground Rent/Real Estate Revenue, net	51.35%	51.63%		51.36%	52.04%

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal O/S		2007			As-Of
	Outstanding		Principal	Maturity	Due at	Right	Earliest
	9/30/2007	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Secured fixed Rate Debt
300 Main Street	11,500	5.75%	—	Feb-17	11,500	—	Feb-10
399 Knollwood	19,097	5.75%	261	Mar-14	16,943	—	Sep-07
141 Fifth Avenue	25,000	5.70%	—	Jun-17	26,050	—	Jun-10
500 West Putnam Avenue	25,000	5.52%	—	Jan-16	21,849	—	Feb-08
673 First Avenue	33,294	5.67%	696	Feb-13	28,984	—	Open
55 Corporate Drive	95,000	5.75%	—	Dec-15	95,000	—	Open
625 Madison Avenue	100,302	6.27%	2,059	Nov-15	78,595	—	Open
609 Fifth Avenue	100,906	5.85%	1,215	Oct-13	92,062	—	Oct-07
420 Lexington Avenue	113,342	8.44%	2,505	Nov-10	104,145	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15	120,000	—	Jun-08
120 W 45th Street	170,000	6.12%	—	Feb-17	170,000	—	Open
220 E 42nd Street	207,373	5.23%	3,534	Nov-13	182,342	—	Open
919 Third Avenue	232,835	6.87%	3,413	Aug-11	217,592	—	Open
485 Lexington Avenue	450,000	5.61%	—	Jan-17	450,000	—	Jan-10
1 Madison Avenue - South Building	676,029	5.91%	5,447	May-20	222,492	—	Apr-08
	2,379,678	5.97%	19,130		1,837,554

Secured fixed Rate Debt-Other
609 Partners, LLC	63,891	5.00%	—	Jul-14	63,891	—	Jun-08
	63,891	5.00%	—		63,891

Unsecured fixed rate debt
Senior Unsecured Line of Credit	160,000	5.34%	—	Jun-11	160,000	Aug-09	Open
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jun-15	100,000	—	—
Unsecured Note	150,000	5.15%	—	Jan-11	150,000	—	Open
Unsecured Note	150,000	5.88%	—	Aug-14	150,000	—	Open
Unsecured Note	200,000	7.75%	—	Mar-09	200,000	—	Open
Unsecured Note	274,652	6.00%	—	Mar-16	275,000	—	Open
Convertible Note	282,189	4.00%	—	Jun-25	287,000	—	Open
Convertible Note (net)	736,260	3.00%	—	Mar-27	750,000	—	Mar-12
	2,053,101	4.68%	—		1,912,000

Total Fixed Rate Debt/Wtd Avg	4,496,670	5.37%	19,130		3,813,445

Floating rate Debt
Secured floating rate debt
1551/1555 Broadway (Libor + 200 bps)	82,459	7.43%	—	Aug-08	82,459	—	Open
1 Landmark Square (Libor + 185 bps)	128,000	7.51%	—	Feb-09	128,000	—	Feb-10
717 Fifth Avenue (Libor + 160 bps)	192,500	7.16%	—	Sep-08	192,500	—	Open
	402,959	7.33%	—		402,959

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 80 bps)	430,000	6.32%	—	Jun-11	430,000	Aug-09	Open
	430,000	6.32%	—		430,000

Total Floating Rate Debt/Wtd Avg	832,959	6.81%	—		832,959

Total Debt/Wtd Avg - Consolidated	5,329,629	5.59%	19,130		4,646,404

Total Debt/Wtd Avg - Joint Venture	1,281,344	6.14%

Weighted Average Balance & Interest Rate with SLG JV Debt	6,385,520	5.69%

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2007			As-Of
	Principal O/S - 9/30/07			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Mack - Green Joint Venture	11,961	5,741	6.26%	—	Jun-09	5,741	—	Open
1604-1610 Broadway	27,000	12,150	5.66%	—	Apr-12	11,763	—	Apr-08
1221 Avenue of Americas	65,000	29,250	5.51%	—	Dec-10	29,250	Dec-08	Open
Jericho Plaza	163,750	33,176	5.65%	—	Mar-17	33,176	—	Nov-07
21 West 34th Street	100,000	50,000	5.75%	—	Dec-16	50,000	—	Nov-09
100 Park Avenue	175,000	87,325	6.52%	—	Nov-15	81,873	—	Oct-08
One Court Square	315,000	94,500	4.91%	—	May-20	94,500	—	Sep-08
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Apr-10
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Dec-09
885 Third Avenue	267,650	147,208	6.26%	—	Jul-17	147,208	—	Jul-10
Total Fixed Rate Debt/Wtd Avg	1,656,611	674,187	5.76%	—		668,348

379 West Broadway (Libor + 165bps)	20,750	9,338	7.21%	—	Jan-10	9,338	Dec-10	—
800 Third Avenue (Libor + 62.5bps)	20,910	9,693	6.09%	—	Aug-08	9,693	—	Open
Meadows (Libor + 165bps)	81,265	20,316	7.40%	—	Sep-12	20,000	—	Open
Mack - Green Joint Venture (Libor + 275bps)	90,458	43,420	8.21%	—	May-08	43,420	—	—
1250 Broadway (Libor + 80bps)	115,000	63,250	6.23%	—	Aug-08	63,250	Aug-09	Open
1221 Avenue of Americas (Libor + 75bps)	105,000	47,250	5.93%	—	Dec-10	47,250	Dec-08	Open
521 Fifth Avenue (Libor + 100bps)	140,000	70,140	6.45%	—	Apr-11	70,140	—	Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	6.46%	—	Nov-08	343,750	Jul-09	Open
Total Floating Rate Debt/Wtd Avg	1,198,383	607,157	6.56%	—		606,841

Total Joint Venture Debt/Wtd Avg	2,854,994	1,281,344	6.14%	—		1,275,188

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000’s omitted)

	2007 Scheduled	2008 Scheduled	2009 Scheduled	2010 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	16,202	2037
420 Lexington Avenue (2)	10,068	12,196	12,196	12,196	—	2029	(3)
711 Third Avenue (2) (4)	1,550	1,550	1,550	1,550	671	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
919 Third Avenue (2)	850	850	850	850	—	2066
1185 Avenue of the Americas (2)	8,674	8,674	8,674	8,527	—	2043
Total	30,865	32,993	32,993	32,846	16,873

Capitalized Lease
673 First Avenue	1,416	1,416	1,416	1,416	16,504	2037

(1) Per the balance sheet at September 30, 2007
(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.
(3) Subject to renewal at the Company’s option through 2080.
(4) Excludes portion payable to SL Green as owner of 50% leasehold.
(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.
(6) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Wtd Average	Wtd Average	Current	Libor
	Outstanding	Assets during quarter	Yield during quarter	Yield	Rate

6/30/2006	333,989	409,728	10.31%	10.04%	5.33%

Originations/Accretion (1)	288
Preferred Equity	32,500
Redemptions /Amortization	(19,219)
9/30/2006	347,558	351,249	10.32%	10.17%	5.32%

Originations/Accretion (1)	97,475
Preferred Equity	—
Redemptions /Amortization	(7)
12/31/2006	445,026	381,255	10.45%	9.95%	5.32%

Originations/Accretion (1)	448,283
Preferred Equity	—
Redemptions /Amortization	(205,006)
3/31/2007	688,303	718,693	9.98%	10.64%	5.32%

Originations/Accretion (1)	63,792
Preferred Equity	—
Redemptions /Amortization	(90,375)
6/30/2007	661,720	699,566	10.52%	10.62%	5.32%

Originations/Accretion (1)	45,374
Preferred Equity	29,240
Redemptions /Amortization	(53,250)
9/30/2007	683,084	714,925	10.54%	10.50%	5.12%

(1) Accretion includes original issue discounts and compounding investment income.

STRUCTURED FINANCE ($000’s omitted)

				Wtd Average	Current
Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Yield during quarter	Yield

Junior Mortgage Participation	$85,393	$762,500	$228	11.10%	10.88%

Mezzanine Debt	$484,757	$7,171,607	$433	10.25%	10.34%

Preferred Equity	$112,934	$2,909,024	$156	10.97%	10.90%

Balance as of 9/30/07	$683,084	$10,843,131	$358	10.48%	10.50%

Current Maturity Profile (2)

(1) Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 7 years.

SELECTED PROPERTY DATA Manhattan Properties

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Sep-07	Jun-07	Mar-07	Dec-06	Sep-06	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
“Same Store”				%	%	%	%	%	%	$	%	%
19 West 44th Street	Midtown	Fee Interest	292,000	1	97.5	94.5	98.1	96.5	99.4	12,054,996	2	1	62
220 East 42nd Street	Grand Central	Fee Interest	1,135,000	5	99.3	99.4	100.0	100.0	100.0	45,123,912	7	5	33
28 West 44th Street	Midtown	Fee Interest	359,000	2	95.5	93.7	99.8	96.5	95.7	13,471,200	2	2	71
317 Madison Avenue	Grand Central	Fee Interest	450,000	2	88.8	89.4	92.8	92.8	91.7	18,816,192	3	2	86
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	5	95.7	96.0	97.3	97.3	98.9	56,963,160	9	7	230
440 Ninth Avenue	Penn Station	Fee Interest	339,000	2	99.4	99.4	99.4	99.4	99.4	10,907,748	2	1	11
461 Fifth Avenue	Midtown	Leasehold Interest (4)	200,000	1	98.8	98.8	98.8	98.8	87.6	13,421,400	2	2	19
470 Park Avenue South	Park Avenue South / Flatiron	Fee Interest	260,000	1	100.0	100.0	96.5	96.5	100.0	10,752,384	2	1	27
555 West 57th Street	Midtown West	Fee Interest	941,000	4	99.6	99.6	99.9	99.9	99.9	28,989,384	5	3	15
625 Madison Avenue	Plaza District	Leasehold Interest	563,000	3	98.8	97.9	97.3	97.3	99.0	39,440,208	7	5	31
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	99.8	99.8	99.8	99.8	82.7	14,783,520	2	2	11
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	2	94.3	100.0	100.0	100.0	100.0	22,746,516	4	3	18
750 Third Avenue	Grand Central North	Fee Interest	780,000	3	98.7	98.6	98.0	98.0	98.0	34,880,136	6	4	21

Subtotal / Weighted Average			7,453,000	33	97.5	97.9	98.7	97.3	96.8	$322,350,756	53	38	635

Adjustments
485 Lexington Avenue	Grand Central North	Fee Interest	921,000	4	98.8	98.8	90.5	90.5	78.7	44,818,320	7	5	18
609 Fifth Avenue	Rockefeller Center	Fee Interest	160,000	1	99.5	97.0	98.8	98.8	98.8	12,892,788	2	2	20
1 Madison Avenue	Park Avenue South	Fee Interest	1,176,900	5	99.8	99.8	98.6	98.6	98.6	61,482,708	10	7	3
331 Madison Avenue	Grand Central	Fee Interest	114,900	1	100.0	97.6	—	—	—	4,852,824	1	1	19
333 West 34th Street	Penn Station	Fee Interest	345,400	2	100.0	100.0	—	—	—	15,048,804	2	2	1
1372 Broadway	Garment	Fee Interest (2)	508,000	2	100.0	99.8	99.7	99.7	85.7	21,207,336		0	22
120 West 45th Street	Midtown	Fee Interest	440,000	2	100.0	100.0	100.0	—	—	22,618,356	4	3	29
810 Seventh Avenue	Times Square	Fee Interest	692,000	3	91.2	97.7	99.9	—	—	36,426,264	6	4	38
919 Third Avenue	Grand Central North	Fee Interest (3)	1,454,000	7	99.9	99.9	99.9	—	—	76,297,008		5	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1,062,000	5	93.3	99.0	99.0	—	—	54,879,816	9	7	23
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	562,000	3	93.0	93.0	93.0	—	—	29,143,500	5	3	41
Subtotal / Weighted Average			7,436,200	33	97.5	98.5	97.3	91.7	81.7	$379,667,724	47	39	229

Total / Weighted Average Consolidated Properties			14,889,200	67	97.5	98.1	98.2	92.0	95.0	$702,018,480	100	77	864

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	4	91.7	89.7	91.8	92.1	93.3	33,449,676		2	32
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	11	93.9	95.6	94.0	97.3	97.3	147,583,560		8	25
1250 Broadway - 55%	Penn Station	Fee Interest	670,000	3	98.6	98.6	98.1	98.6	98.6	25,255,572		2	33
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	8	99.0	99.0	99.0	99.0	99.0	84,906,348		7	9
Subtotal / Weighted Average			5,804,000	26	95.7	96.7	96.1	96.1	97.6	$291,195,156		19	99

Adjustments
521 Fifth Avenue - 50.1%	Grand Central	Leasehold Interest (4)	460,000	2	92.8	92.7	90.2	90.4	94.2	18,162,696		1	46
800 Third Avenue - 47.4%	Grand Central North	Fee Interest	526,000	2	96.9	96.9	96.9	96.9	—	27,196,344		1	25
1745 Broadway - 32.3%	Midtown	Fee Interest	674,000	3	100.0	100.0	—	—	—	26,104,188		2	1
Subtotal / Weighted Average			1,660,000	7	97.0	97.0	93.8	93.9	94.2	$71,463,228		4	72

Total / Weighted Average Unconsolidated Properties			7,464,000	33	96.0	96.8	95.4	96.7	97.1	$362,658,384		23	171

Grand Total / Weighted Average			22,353,200	100	97.0	97.6	97.3	97.0	96.1	$1,064,676,864			1,035
Grand Total - SLG share of Annualized Rent										$834,363,053		100

Same Store Occupancy % - Combined			13,257,000	59	96.7	97.3	97.6	97.4	97.1

(1) Including Ownership of 50% in Building Fee.

(2) SL Green holds a 15% interest in this consolidated joint venture asset.

(3) SL Green holds a 51% interest in this consolidated joint venture asset.

(4) SL Green holds an option to acquire the fee interest on this building.

SELECTED PROPERTY DATA Suburban Properties

1100 King Street - 1 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	100.0	100.0	100.0	—	2,317,500	3	2	1
1100 King Street - 2 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	100.0	100.0	100.0	—	2,317,500	3	2	1
1100 King Street - 3 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	96.0	90.5	90.5	—	2,190,336	2	2	6
1100 King Street - 4 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	98.4	98.4	98.4	—	2,648,460	3	2
1100 King Street - 5 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	94.6	88.5	77.5	—	2,106,684	2	2	8
1100 King Street - 6 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	100.0	100.0	100.0	—	2,605,776	3	2	5
100 White Plains Road	Tarrytown, Westchester	Fee Interest	(1)	6,000	0	100.0	100.0	100.0	—	91,776	0
120 White Plains Road	Tarrytown, Westchester	Fee Interest	(1)	205,000	3	97.6	97.6	97.6	—	5,797,344	2	15
520 White Plains Road	Tarrytown, Westchester	Fee Interest	180,000	2	85.3	81.9	80.6	—	3,532,632	4	3	7
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	178,000	2	65.2	74.2	74.2	—	3,070,236	3	2	14
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	250,000	3	87.4	87.4	87.4	—	6,253,824	7	5	8
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	245,000	3	95.7	95.7	95.7	—	6,569,940	7	5	8
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	228,000	3	77.1	77.1	77.1	—	4,129,824	5	3	1
140 Grand Street	White Plains, Westchester	Fee Interest	130,100	2	80.0	92.9	92.9	—	3,398,388	4	3	7
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	384,000	5	100.0	100.0	100.0	—	12,101,088	14	9	14
399 Knollwood Road	White Plains, Westchester	Fee Interest	145,000	2	99.0	100.0	96.6	—	3,433,752	4	3	45
Westchester, NY Subtotal		2,491,100	32	91.0	91.7	91.0	—	62,565,060	64	45	148

1 Landmark Square	Stamford, Connecticut	Fee Interest	312,000	4	85.8	84.4	83.3	—	7,737,312	9	6	50
2 Landmark Square	Stamford, Connecticut	Fee Interest	46,000	1	65.8	65.8	65.8	—	776,004	1	1	9
3 Landmark Square	Stamford, Connecticut	Fee Interest	130,000	2	93.1	98.0	98.0	—	3,121,128	4	2	13
4 Landmark Square	Stamford, Connecticut	Fee Interest	105,000	1	77.3	77.3	77.3	—	2,155,644	2	2	13
5 Landmark Square	Stamford, Connecticut	Fee Interest	61,000	1	100.0	100.0	100.0	—	741,792	1	1	14
6 Landmark Square	Stamford, Connecticut	Fee Interest	172,000	2	78.3	78.3	74.8	—	2,695,728	3	2	4
7 Landmark Square	Stamford, Connecticut	Fee Interest	36,800	0	10.8	10.8	10.8	—	271,032	0	0	1
300 Main Street	Stamford, Connecticut	Fee Interest	130,000	2	94.7	93.2	92.5	—	1,901,400	2	1	21
680 Washington Boulevard	Stamford, Connecticut	Fee Interest	(1)	133,000	2	94.7	94.7	94.7	—	4,522,764	2	5
750 Washington Boulevard	Stamford, Connecticut	Fee Interest	(1)	192,000	2	97.1	97.1	92.8	—	5,795,172	2	8
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	143,400	2	96.6	95.6	93.2	—	3,693,564	4	3	20
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	182,000	2	90.8	90.4	89.7	—	5,452,248	6	4	23
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	121,500	2	94.4	94.4	—	—	3,323,508	4	2	11
Connecticut Subtotal
		1,764,700	22	88.0	87.9	85.3	—	42,187,296	36	28	192

55 Corporate Drive, NJ	Bridgewater, New Jersey	Fee Interest	(2)	670,000	9	100.0	100.0	100.0	—	21,812,018	8	1

Total / Weighted Average Consolidated Properties		4,925,800	63	91.1	91.5	90.5	—	$ 126,564,374	100	81	341

UNCONSOLIDATED PROPERTIES
Adjustments
The Meadows - 25%	Rutherford, New Jersey	Fee Interest	(3)	582,100	7	81.3	—	—	—	12,700,680	2	51
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest	(3)	640,000	8	98.4	98.4	—	—	21,126,684	3	39
16 Court Street - 35%	Brooklyn, NY	Fee Interest	317,600	4	80.5	—	—	—	7,611,984	2	65
One Court Square - 30%	Long Island City, New York	Fee Interest	1,402,000	18	100.0	100.0	100.0	—	50,803,956	11	1

Total / Weighted Average Unconsolidated Properties		2,941,700	37	93.8	99.5	100.0	—	$ 92,243,304	19	156

Grand Total / Weighted Average		7,867,500	100	92.2	93.8	92.7	—	$ 218,807,678		497
Grand Total - SLG share of Annualized Rent								$ 133,077,725	100

(1) SL Green holds a 51% interest in this consolidated joint venture asset.
(2) SL Green holds a 50% interest through a tenancy in common ownership.
(3) Consists of 2 buildings.
(4) SL Green holds an option to acquire the fee interest on this building.

RETAIL, DEVELOPMENT & LAND	Book Value
			—	—	—	—	—
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	21,500	5	100.0	100.0	100.0	100.0	$ 2,106,840	17,511,268	2	4
150 Grand Street	White Plains	Fee Interest	85,000	22	52.9	—	—	—	882,372	$ 6,688,559	—	3
1551-1555 Broadway - 50%	Times Square	Fee Interest	23,600	6	—	—	—	—	N/A	99,702,530	N/A	N/A
1604 Broadway - 63%	Times Square	Leasehold Interest	29,876	8	100.0	100.0	100.0	72.7	4,364,292	7,413,194	4	3
180 Broadway - 50%	Cast Iron/Soho	Fee Interest	24,307	6	85.2	—	—	—	628,728	13,843,530	0	12
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	30,100	8	100.0	100.0	100.0	100.0	5,906,692	30,661,328	5	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	41,000	10	—	—	6.1	58.8	N/A	30,446,866	N/A	N/A
379 West Broadway - 45%	Cast Iron/Soho	Leasehold Interest	(4)	62,006	16	100.0	100.0	100.0	100.0	2,688,960	21,850,269	2	7
717 Fifth Avenue - 92%	Midtown/Plaza District	Fee Interest	76,400	19	97.8	97.8	97.8	63.1	17,715,948	248,664,783	25	8

2 Herald Square - 55%	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	—	—	—	9,000,000	226,097,988	8	1
885 Third Avenue - 55%	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	—	—	—	22,190,000	317,313,391	19	1
Total / Weighted Average Retail/Development Properties		393,789	100	N/A	N/A	N/A	N/A	$ 65,483,832	$ 1,020,193,705	64	40

% of Total	Occupancy (%)	Annualized Rent

Properties	Dec-06	Sep-06	Jun-06	Rent ($’s)

CONSOLIDATED PROPERTIES

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

(2) SL Green holds a 50% interest through a tenancy in common ownership.

(3) Consists of 2 buildings.

(4) SL Green holds an option to acquire the fee interest on this building.

	Sq. Feet		Sq. Feet	Usable	Sep-07	Jun-07	Mar-07	Dec-06	Annualized	100%	SLG
Adjustments	SubMarket	Ownership	%	%	%	%		%	$		%	Tenants
1100 King Street - 1 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	100.0	100.0	100.0	—	2,317,500	3	2	1
1100 King Street - 2 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	100.0	100.0	100.0	—	2,317,500	3	2	1
1100 King Street - 3 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	96.0	90.5	90.5	—	2,190,336	2	2	6
1100 King Street - 4 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	98.4	98.4	98.4	—	2,648,460	3	2
1100 King Street - 5 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	94.6	88.5	77.5	—	2,106,684	2	2	8
1100 King Street - 6 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	100.0	100.0	100.0	—	2,605,776	3	2	5
100 White Plains Road	Tarrytown, Westchester	Fee Interest (1)	6,000	0	100.0	100.0	100.0	—	91,776		0
120 White Plains Road	Tarrytown, Westchester	Fee Interest (1)	205,000	3	97.6	97.6	97.6	—	5,797,344		2	15
520 White Plains Road	Tarrytown, Westchester	Fee Interest	180,000	2	85.3	81.9	80.6	—	3,532,632	4	3	7
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	178,000	2	65.2	74.2	74.2	—	3,070,236	3	2	14
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	250,000	3	87.4	87.4	87.4	—	6,253,824	7	5	8
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	245,000	3	95.7	95.7	95.7	—	6,569,940	7	5	8
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	228,000	3	77.1	77.1	77.1	—	4,129,824	5	3	1
140 Grand Street	White Plains, Westchester	Fee Interest	130,100	2	80.0	92.9	92.9	—	3,398,388	4	3	7
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	384,000	5	100.0	100.0	100.0	—	12,101,088	1	9	14
399 Knollwood Road	White Plains, Westchester	Fee Interest	145,000	2	99.0	100.0	96.6	—	3,433,752	4	3	45

Westchester, NY Subtotal			2,491,100	32	91.0	91.7	91.0	—	62,565,060	64	45	148

1 Landmark Square	Stamford, Connecticut	Fee Interest	312,000	4	85.8
2 Landmark Square	Stamford, Connecticut	Fee Interest	46,000	1	65.8
3 Landmark Square	Stamford, Connecticut	Fee Interest	130,000	2	93.1
4 Landmark Square	Stamford, Connecticut	Fee Interest	105,000	1	77.3
5 Landmark Square	Stamford, Connecticut	Fee Interest	61,000	1	100.0
6 Landmark Square	Stamford, Connecticut	Fee Interest	172,000	2	78.3
7 Landmark Square	Stamford, Connecticut	Fee Interest	36,800	0	10.8
300 Main Street	Stamford, Connecticut	Fee Interest	130,000	2	94.7
680 Washington Boulevard	Stamford, Connecticut	Fee Interest (1)	133,000	2	94.7
750 Washington Boulevard	Stamford, Connecticut	Fee Interest (1)	192,000	2	97.1
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	143,400	2	96.6
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	182,000	2	90.8
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	121,500	2	94.4

Connecticut Subtotal			1,764,700	22

55 Corporate Drive, NJ	Bridgewater, New Jersey	Fee Interest (2)
Total / Weighted Average Consolidated Properties

UNCONSOLIDATED PROPERTIES
Adjustments
The Meadows - 25%	Rutherford, New Jersey	Fee Interest (3)
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest (3)
16 Court Street - 35%	Brooklyn, NY	Fee Interest
One Court Square - 30%	Long Island City, New York	Fee Interest

Total / Weighted Average Unconsolidated Properties

Grand Total / Weighted Average
Grand Total - SLG share of Annualized Rent

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties
Tenant Name	Property	Lease Expiration	Total Lease Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent	Credit Rating (1)

Citigroup, N.A.	485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 333 West 34th Street, 750 Washington Blvd & Court Square	Various	2,178,046	$85,098,180	$39.07	6.6%	47,323,538	4.9%	AA+
Viacom International, Inc.	1515 Broadway	2008, 2010, 2012, 2013, 2015 & 2020	1,410,339	73,110,228	$51.84	5.7%	50,043,951	5.2%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,138,143	60,004,128	$52.72	4.7%	60,004,128	6.2%	A+
Sanofi-Aventis	55 Corporate Drive, NJ	2023	670,000	21,812,018	$32.56	1.7%	10,906,009	1.1%	AA
Random House, Inc.	1745 Broadway	2018	644,598	34,806,264	$54.00	2.7%	11,228,501	1.2%	BBB+
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas, 2 Jericho Plaza & 4 Landmark Square	Various	639,255	42,775,512	$66.91	3.3%	19,292,555	2.0%	A+
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	34,510,452	$58.84	2.7%	17,600,331	1.8%
Omnicom Group, Cardinia Real Estate LLC	220 East 42nd Street, 420 Lexington Avenue & 485 Lexington Avenue	2008, 2009, 2010 & 2017	576,716	22,304,412	$38.67	1.7%	22,304,412	2.3%	A-
Societe Generale	1221 Ave.of the Americas	Various	486,663	35,053,152	$72.03	2.7%	15,773,918	1.6%	AA-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,329	22,524,264	$53.59	1.8%	10,135,919	1.0%	A+
Verizon	120 West 45th Street, 1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	375,236	9,479,850	$25.26	0.7%	9,479,850	1.0%	A-
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	12,686,556	$37.02	1.0%	12,686,556	1.3%
Visiting Nurse Service of New York	1250 Broadway	2018	296,247	9,738,408	$32.87	0.8%	6,444,391	0.7%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	286,037	9,846,540	$34.42	0.8%	9,846,540	1.0%	BBB
Schulte, Roth & Zabel LLP	919 Third Avenue	2011 & 2021	279,746	14,609,100	$52.22	1.1%	7,450,641	0.8%
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	13,937,088	$51.76	1.1%	13,937,088	1.4%	BBB
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2009 & 2021	262,448	8,133,816	$30.99	0.6%	8,133,816	0.8%
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2010, 2012 & 2016	250,857	11,848,188	$47.23	0.9%	10,971,619	1.1%	A+
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,044	7,861,140	$34.32	0.6%	7,861,140	0.8%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,571,796	$20.07	0.4%	4,571,796	0.5%
Vivendi Universal US Holdings	800 Third Avenue	2010	226,105	11,375,412	$50.31	0.9%	5,130,311	0.5%	BBB
Fuji Color Processing Inc.	120 White Plains Road & 200 Summit Lake Drive	2010 & 2013	186,484	5,365,380	$28.77	0.4%	5,083,052	0.5%	A-1
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2015 & 2017	183,126	9,128,844	$49.85	0.7%	9,128,844	0.9%
Amerada Hess Corp.	1185 Ave.of the Americas	2009 & 2027	180,822	9,039,468	$49.99	0.7%	9,039,468	0.9%	BBB
Teachers Insurance & Annuity Association	750 Third Avenue	2008, 2009 & 2015	177,174	7,960,404	$44.93	0.6%	7,960,404	0.8%	AAA
King & Spalding	1185 Ave.of the Americas	2025	152,438	7,812,096	$51.25	0.6%	7,812,096	0.8%
J & W Seligman & Co., Incorporated	100 Park Avenue	2009	148,726	5,581,788	$37.53	0.4%	2,790,894	0.3%
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	147,997	7,729,560	$52.23	0.6%	3,478,302	0.4%
Banque National De Paris	919 Third Avenue	2016	145,834	7,873,560	$53.99	0.6%	7,873,560	0.8%
National Hockey League	1185 Ave.of the Americas	2022	141,435	10,462,668	$73.98	0.8%	10,462,668	1.1%

	Total		13,260,144	$617,040,272	$46.53	48.1%	$424,756,298	43.9%

Wholly Owned Portfolio + Allocated JV Properties			30,220,700	$1,283,484,542	$42.47		$967,440,778

(1) - 57% of Portfolio’s Largest Tenants have investment grade credit ratings. 34% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on Base Rental Revenue

Leasing Artivity - Manhattan Properties

Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 6/30/07			536,324

Less: Sold Vacancies	292 Madison Avenue		(531)

Space which became available during the Quarter (A):
Office
	317 Madison Avenue	2	3,408	3,467	$30.60
	750 Third Avenue	1	11,451	11,451	$47.50
	220 East 42nd Street	1	1,350	1,350	$55.90
	461 Fifth Avenue	2	17,234	17,234	$59.47
	1372 Broadway	1	43,708	43,708	$28.29
	1221 Sixth Avenue	1	43,255	43,255	$46.89
	19 West 44th Street	4	2,686	2,766	$36.68
	28 West 44th Street	9	9,497	9,956	$40.51
	521 Fifth Avenue	2	3,897	3,897	$47.90
	609 Fifth Avenue	2	2,724	2,635	$64.98
	711 Third Avenue	1	29,967	29,967	$33.13
	800 Third Avenue	1	3,408	3,408	$62.88
	810 Seventh Avenue	3	44,500	44,500	$51.48
	919 Third Avenue	1	1,245	1,245	$59.94
	1185 Avenue of the Americas	3	59,939	59,939	$41.56
	420 Lexington Avenue	13	26,595	30,866	$43.10
	331 Madison Avenue	1	2,800	2,800	$29.88
	Total/Weighted Average	48	307,664	312,444	$42.74

Retail
	28 West 44th Street	1	312	312	$66.73
	625 Madison Avenue	1	997	997	$60.18
	Total/Weighted Average	2	1,309	1,309	$61.74

Storage
	750 Third Avenue	1	1,568	1,568	$25.00
	28 West 44th Street	3	1,105	1,105	$23.17
	810 Seventh Avenue	1	536	536	$10.88
	Total/Weighted Average	5	3,209	3,209	$22.01

	Total Space became Available during the Quarter
	Office	48	307,664	312,444	$42.74
	Retail	2	1,309	1,309	$61.74
	Storage	5	3,209	3,209	$22.01
		55	312,182	316,962	$42.61
	Total Available Space		847,975

(1) Escalated Rent is calculated as Total Annual Income less Electric Charges
(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated. Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 6/30/07				847,975
Office
	317 Madison Avenue	1	1.3	870	929	$40.00	$32.71	$—	—
	750 Third Avenue	1	5.2	11,451	11,765	$65.00	$46.23	$20.00	3.0
	461 Fifth Avenue	2	10.2	17,234	18,366	$85.83	$55.80	$3.88	2.6
	100 Park Avenue	3	8.2	16,785	18,586	$95.02	$39.91	$59.07	4.2
	1372 Broadway	1	10.1	43,708	46,103	$47.14	$26.82	$18.00	6.0
	1221 Sixth Avenue	2	4.0	385	494	$39.86	$—	$—	—
	19 West 44th Street	2	9.7	11,427	11,825	$52.56	$38.33	$22.44	1.0
	28 West 44th Street	8	6.8	16,903	17,330	$41.40	$37.16	$31.58	0.9
	521 Fifth Avenue	1	5.0	4,246	4,246	$56.00	$—	$50.43	—
	609 Fifth Avenue	5	4.2	6,806	7,304	$65.07	$54.34	$8.94	0.9
	625 Madison Avenue	1	12.5	6,367	7,264	$67.00	$36.01	$49.41	1.0
	800 Third Avenue	1	5.1	3,408	3,408	$58.41	$62.88	$—	—
	919 Third Avenue	1	4.7	1,245	1,314	$75.00	$56.79	$35.47	1.5
	420 Lexington Avenue	10	8.1	21,865	29,340	$51.42	$32.06	$22.01	1.0
	331 Madison Avenue	2	7.3	5,600	6,942	$43.74	$26.38	$23.59	0.5
	Total/Weighted Average	41	8.4	168,300	185,216	$59.31	$37.68	$24.52	2.8
Retail
	28 West 44th Street	1	5.0	312	345	$67.08	$60.35	$8.84	—
	Total/Weighted Average	1	5.0	312	345	$67.08	$60.35	$8.84	—
Storage
	750 Third Avenue	2	10.5	2,343	2,343	$22.85	$—	$—	—
	220 East 42nd Street	1	3.3	1,000	1,275	$35.00	$—	$—	3.0
	28 West 44th Street	1	2.0	151	170	$25.00	$17.10	$—	—
	810 Seventh Avenue	1	6.6	252	354	$30.00	$—	$—	—
	420 Lexington Avenue	2	5.0	586	600	$7.53	$46.51	$—	—
	Total/Weighted Average	7	7.3	4,332	4,742	$24.79	$29.39	$—	0.8

Leased Space
	Office (3)	41	8.4	168,300	185,216	$59.31	$37.68	$24.52	2.8
	Retail	1	5.0	312	345	$67.08	$60.35	$8.84	—
	Storage	7	7.3	4,332	4,742	$24.79	$29.39	$—	0.8
	Total	49	8.4	172,944	190,303	$58.47	$37.71	$23.88	2.7
Total Available Space @ 9/30/07				675,031

Early Renewals
Office
	750 Third Avenue	1	1.5	11,465	11,451	$65.00	$54.07	$—	—
	1515 Broadway	1	5.0	25,268	27,036	$75.00	$38.59	$—	—
	521 Fifth Avenue	1	6.0	3,375	3,707	$46.00	$32.78	$13.50	—
	800 Third Avenue	2	5.0	10,760	10,760	$59.48	$50.12	$—	—
	1185 Avenue of the Americas	2	10.1	30,700	33,793	$80.00	$38.11	$18.49	—
	420 Lexington Avenue	5	4.8	55,430	68,283	$51.10	$37.14	$9.01	—
	Total/Weighted Average	12	5.8	136,998	155,030	$63.05	$39.65	$8.32	—
Retail
	Total/Weighted Average	—	—	—	—	$—	$—	$—	—
Storage
	1515 Broadway	1	5.0	1,729	1,729	$25.00	18.00	$—	—
	Total/Weighted Average	1	5.0	1,729	1,729	$25.00	$18.00	$—	—
Renewals
	Early Renewals Office	12	5.8	136,998	155,030	$63.05	$39.65	$8.32	—
	Early Renewals Retail	—	—	—	—	$—	$—	$—	—
	Early Renewals Storage	1	5.0	1,729	1,729	$25.00	$18.00	$—	—
	Total	13	5.8	138,727	156,759	$62.63	$39.41	$8.23	—

(1)             Annual Base Rent

(2)             Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)             Average starting office rent excluding new tenants replacing vacancies is $60.29/rsf for 164,584 rentable SF. Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $61.63/rsf for 319,614 rentable SF.

Leasing Activity- Suburban Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 6/30/07			430,781

Add: Acquired Vacancies	16 Court Street		61,457

	The Meadows		108,626

Space which became available during the Quarter (A):
Office

	120 White Plains Road	1	1,063	1,063	$28.00
	115-117 Steven Avenue	1	14,825	14,825	$23.37
	200 Summit Lake Drive	1	2,559	2,559	$27.75
	140 Grand Street	1	19,800	19,800	$30.50
	399 Knollwood Road	2	6,387	6,387	$25.47
	1 Landmark Square	3	2,873	2,873	$36.86
	3 Landmark Square	2	13,810	13,810	$25.86
	1055 Washington Avenue	1	3,855	3,855	$27.81
	16 Court Street	1	621	621	$39.39
	Total/Weighted Average	13	65,793	65,793	$27.49

Storage

	115-117 Steven Avenue	1	3,568	3,568	$3.00
	399 Knollwood Road	1	200	200	$7.98
	Total/Weighted Average	2	3,768	3,768	$3.26

	Total Space became Available during the Quarter
	Office	13	65,793	65,793	$27.49
	Storage	2	3,768	3,768	$3.26
		15	69,561	69,561	$26.18

	Total Available Space		670,425

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 6/30/07				670,425

Office

	1100 King Street - 3 Int’l Drive	1	8.4	5,000	5,000	$27.25	$25.00	$35.00	—
	1100 King Street - 5 Int’l Drive	2	5.2	5,496	5,496	$27.72	$25.00	$32.14	—
	120 White Plains Road	1	2.0	1,063	1,063	$27.54	$28.00	$—	—
	520 White Plains Road	1	5.2	6,048	6,048	$26.00	$20.06	$40.00	—
	115-117 Steven Avenue	1	10.0	2,404	2,404	$15.00	$15.00	$—	—
	200 Summit Lake Drive	1	6.1	2,559	2,559	$27.91	$27.75	$—	—
	140 Grand Street	1	7.1	3,000	3,000	$34.00	$30.50	$5.00	—
	399 Knollwood Road	2	0.5	5,193	5,193	$26.42	$25.19	$10.78	—
	1 Landmark Square	4	4.6	7,145	7,145	$37.67	$36.54	$11.96	—
	3 Landmark Square	1	5.3	7,360	7,360	$31.00	$31.00	$7.00	—
	300 Main Street	1	1.4	1,956	1,956	$33.50	$21.75	$—	—
	1010 Washington Avenue	1	3.0	1,352	1,352	$27.00	$28.80	$—	1.0
	1055 Washington Avenue	1	7.2	4,700	4,700	$32.00	$—	$22.68	2.0
	Total/Weighted Average	18	5.3	53,276	53,276	$29.50	$27.04	$17.05	0.2

Leased Space
Office		18	5.3	53,276	53,276	$29.50	$27.46	$17.05	0.2
	Total	18	5.3	53,276	53,276	$29.50	$27.46	$17.05	0.2

Total Available Space @ 9/30/07				617,149

Early Renewals
Office

	500 Summit Lake Drive	2	7.1	9,819	9,819	$27.42	$26.86	$4.69	—
	750 Washington Avenue	1	5.0	5,688	5,688	$40.00	$31.00	$10.00	—
	1055 Washington Avenue	1	3.0	2,125	2,125	$35.50	$33.00	$0.57	—
	500 West Putnam Avenue	1	3.0	20,617	20,617	$45.00	$34.75	$—	—
	Total/Weighted Average	5	4.3	38,249	38,249	$39.22	$32.07	$2.72	—

Renewals
	Early Renewals Office	5	4.3	38,249	38,249	$39.22	$32.07	$2.72	—
	Total	5	4.3	38,249	38,249	$39.22	$43.46	$2.72	—

(1)	Annual Base Rent
(2)	Escalated Rent is calculated as Total Annual Income less Electric Charges
(3)	Average starting office rent excluding new tenants replacing vacancies is $29.26/rsf for 48,576 rentable SF.
Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $33.64/rsf for 86,825 rentable SF.

ANNUAL LEASE EXPIRATIONS – Manhattan Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf

In 1st Quarter 2007 (1)	10	6,124	0.04%	$327,060	$53.41	$75.45	2	2,836	0.04%	$132,995	$46.90	$62.15
In 2nd Quarter 2007	—	—	—	—	—	—	2	21,314	0.30%	$1,149,396	$53.93	$65.00
In 3rd Quarter 2007	12	74,079	0.50%	$3,681,252	$49.69	$74.08	2	24,846	0.35%	$747,759	$30.10	$46.00
In 4th Quarter 2007	25	137,769	0.92%	$7,677,552	$55.73	$86.74	6	205,711	2.89%	$9,610,188	$46.72	$79.47

Total 2007	47	217,972	1.46%	$11,685,864	$53.61	$82.12	12	254,707	3.58%	$11,640,338	$45.70	$74.80

In 1st Quarter 2008	18	89,093	0.60%	$3,727,896	$41.84	$60.47	9	192,004	2.70%	$8,444,496	$43.98	$76.95
In 2nd Quarter 2008	24	138,329	0.93%	$6,740,712	$48.73	$68.15	5	36,555	0.51%	$1,844,424	$50.46	$75.18
In 3rd Quarter 2008	32	66,227	0.44%	$2,924,364	$44.16	$59.69	5	177,591	2.50%	$7,843,176	$44.16	$66.58
In 4th Quarter 2008	32	281,742	1.89%	$12,611,784	$44.76	$65.26	3	16,813	0.24%	$508,896	$30.27	$77.79

Total 2008	106	575,391	3.86%	$26,004,756	$45.19	$64.50	22	422,963	5.95%	$18,640,992	$44.07	$72.48

2009	104	1,165,177	7.81%	$53,654,844	$46.05	$63.84	20	195,718	2.75%	$7,846,224	$40.09	$78.85
2010	130	1,076,678	7.21%	$47,113,236	$43.76	$61.98	28	1,464,779	20.59%	$74,441,640	$50.82	$72.80
2011	110	874,203	5.86%	$42,842,736	$49.01	$63.62	15	183,098	2.57%	$7,880,556	$43.04	$68.86
2012	109	1,199,203	8.03%	$46,276,956	$38.59	$55.02	15	121,097	1.70%	$5,709,732	$47.15	$71.74
2013	64	1,192,410	7.99%	$52,434,120	$43.97	$62.53	14	1,101,412	15.49%	$67,150,356	$60.97	$80.27
2014	37	619,613	4.15%	$26,027,484	$42.01	$66.48	17	204,579	2.88%	$15,195,384	$74.28	$109.91
2015	45	680,622	4.56%	$33,393,276	$49.06	$66.50	18	353,885	4.98%	$15,349,428	$43.37	$59.46
2016	45	1,129,621	7.57%	$55,437,504	$49.08	$69.17	8	224,212	3.15%	$15,869,100	$70.78	$83.93
Thereafter	125	6,194,174	41.50%	$307,147,704	$49.59	$68.79	28	2,585,977	36.36%	$122,934,634	$47.54	$77.82
	922	14,925,064	100.00%	$702,018,480	$47.04	$65.86	197	7,112,427	100.00%	$362,658,384	$50.99	$76.64

(1)	Includes month to month holdover tenants that expired prior to 3/31/07.
(2)	Tenants may have multiple leases.
(3)	Represents in place annualized rent allocated by year of maturity.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footageof Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf

In 1st Quarter 2007 (1)	7	16,883	0.39%	$551,724	$32.68	$35.00	3	13,223	0.49%	$339,432	$25.67	$38.00
In 2nd Quarter 2007	2	2,603	0.06%	$68,880	$26.46	$28.47	—	—	—	—	—	—
In 3rd Quarter 2007	8	64,809	1.49%	$443,808	$6.85	$10.02	3	14,832	0.55%	$493,740	$33.29	$38.00
In 4th Quarter 2007	11	19,869	0.46%	$570,096	$28.69	$36.66	2	19,742	0.73%	$633,444	$32.09	$36.00

Total 2007	28	104,164	2.39%	$1,634,508	$15.69	$19.74	8	47,797	1.76%	$1,466,616	$30.68	$37.17

In 1st Quarter 2008	16	88,822	2.04%	$2,695,608	$30.35	$37.54	1	12,030	0.44%	$399,192	$33.18	$36.00
In 2nd Quarter 2008	12	104,321	2.39%	$3,084,612	$29.57	$29.78	5	21,854	0.80%	$722,436	$33.06	$36.46
In 3rd Quarter 2008	12	44,937	1.03%	$1,230,384	$27.38	$30.78	3	4,280	0.16%	$145,920	$34.09	$38.00
In 4th Quarter 2008	12	69,653	1.60%	$1,857,132	$26.66	$37.03	1	3,859	0.14%	$128,148	$33.21	$36.00

Total 2008	52	307,733	7.06%	$8,867,736	$28.82	$33.81	10	42,023	1.54%	$1,395,696	$33.21	$36.44

2009	53	295,285	6.77%	$8,962,932	$30.35	$38.90	11	83,337	3.06%	$2,857,848	$34.29	$36.29
2010	55	554,611	12.72%	$16,310,280	$29.41	$33.20	13	96,163	3.53%	$3,047,940	$31.70	$36.34
2011	62	845,837	19.40%	$23,696,772	$28.02	$33.10	15	69,815	2.57%	$2,428,320	$34.78	$36.83
2012	36	361,568	8.29%	$10,351,644	$28.63	$33.86	14	164,220	6.04%	$6,009,288	$36.59	$37.82
2013	14	346,140	7.94%	$10,779,432	$31.14	$32.88	7	38,754	1.42%	$1,094,928	$28.25	$39.96
2014	13	219,063	5.02%	$5,768,664	$26.33	$32.47	10	152,683	5.61%	$5,528,304	$36.21	$37.13
2015	12	193,643	4.44%	$5,717,112	$29.52	$34.78	6	24,594	0.90%	$830,172	$33.76	$38.12
2016	14	281,582	6.46%	$7,438,968	$26.42	$37.23	4	61,218	2.25%	$1,951,524	$31.88	$36.15
Thereafter	16	850,142	19.50%	$27,036,326	$31.80	$36.73	50	1,940,164	71.31%	$65,632,668	$33.83	$37.94
	355	4,359,768	100.00%	$126,564,374	$29.03	$34.30	148	2,720,768	100.00%	$92,243,304	$33.90	$37.70

(1) Includes month to month holdover tenants that expired prior to 3/31/07.
(2) Tenants may have multiple leases.
(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2007	Price ($’s) (1)
1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83.0	95.7	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	94.3	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	99.4	$32,000,000

1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100.0	99.6	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	98.6	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		99.6	$34,100,000

2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central	834,000	96.5	91.7	$192,000,000

2001 Acquisitions
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95.0	88.8	$105,600,000

Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	98.6	$126,500,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	99.0	$483,500,000

2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	99.3	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	98.8	$60,900,000
Dec-03	1221 Ave of Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	93.9	$1,000,000,000

2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86.0	97.5	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	98.7	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	98.8	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	98.8	$231,500,000

2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	95.5	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	1 Madison Ave	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street - remaining 65%	Fee Interest	Midtown	—		97.5	$91,200,000

2006 Acquisition
Mar-06	521 Fifth Avenue	Leasehold Interest	Midtown	460,000	97.0	92.8	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	99.5	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		98.8	$578,000,000
Dec-06	800 Third Avenue	Fee Interest	Grand Central North	526,000	96.9	96.9	$285,000,000
2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	99.1	98.8	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	97.6	$73,000,000
Apr-07	1745 Broadway	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	100.0	$183,000,000
Aug-07	1 Madison Ave	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
				7,923,300			$5,455,530,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	1 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
				2,732,000	$1,671,000,000	$612

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0mm sales price

(4) Company sold a 85% JV interest in the property at an implied $335.0mm sales price.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2007	Price ($’s) (1)
2007	Acquisition
.	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	94.7	$ 15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	99.0	$ 31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	86.0	$ 490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	90.5	$ 570,190,000
Apr-07	Jericho Plazas	Fee Interest	Jericho, New York	640,000	98.4	98.4	$ 210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	96.6	$ 38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	94.4	$ 56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	80.5	$ 107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	52.9	$ 6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	81.3	$ 111,500,000
				5,880,500			$ 1,637,240,000

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2007	Price ($’s) (1)
2005 Acquisition
Jul-05	1551-1555 Broadway& 21West 34th Street - 50% JV	Fee Interest	Times Square/Herald Square	43,700	N/A	N/A	$102,500,000
Sep-05	141 Fifth Aenue - 50% JV	Fee Interest	Fllat Iron	21,500	90.0	100.0	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	100.0	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
	157,082			157,082			$139,900,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	51,000	55.8	N/A	$30,000,000
Sep-06	717 Fifth Aenue - 92% JV	Fee Interest	Midtown/Plaza District	76,400	63.1	97.8	$235,000,000
				127,400			$265,000,000

2007 Acquisition
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	85.2	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Aenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

(1)             Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

Gregory F. Hughes

Chief Operating Officer and Chief Financial Officer

Andrew Mathias

President and Chief Investment Officer

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards, Inc.	Dave Aubuchon	(314) 955-5452	aubuchondl@agedwards.com
Banc of America Securities, LLC	Mitchell B. Germain	(212) 847-5794	mitchell.b.germain@bofasecurities.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
Lehman Brothers Holdings, Inc.	David Harris	(212) 526-1790	dharris4@lehman.com
Merrill Lynch	Steve Sakwa	(212) 449-4396	steve_sakwa@ml.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
RBC Capital Markets	David B. Rodgers	(216) 378-7626	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(410) 454-5520	jwguinee@stifel.com
UBS Securities LLC	James C. Feldman	(212) 713 4932	james.feldman@ubs.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.